 EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ViewPoint Financial Group 2007 Equity Incentive Plan of our report dated March 12, 2007 on the consolidated financial statements of ViewPoint Financial Group, which report is included in Form 10-K for ViewPoint Financial Group for the year ended December 31, 2006.

                                                                            /s/ Crowe Chizek and Company LLC

                                                                            Crowe Chizek and Company LLC

Oak Brook, Illinois
December 21, 2007